Exhibit 3.2

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 08/28/2025 10:06 AM
Original ID: 2025-001620871
Amendment ID: 2025-006003964

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

MYX Inc.

2. Article number(s) V. is amended as follows:
***See checklist below for article number information.**

The number, par value, and class of shares the profit corporation will have the authority to issue are:
Number of Common shares: 90,000,000 Common Par Value: $0.02

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

Received
AUG 11 2025
Secretary of State
Wyoming

4. The amendment was adopted on 06/03/2025
(Date – mm/dd/yyyy)

P-Amendment – Revised June 2021

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☒ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: T. Muyingo

(May be executed by Chairman of Board, President or another of its officers.)

Date: 8-7-25 *(mm/dd/yyyy)*

Print Name: Tatyana Muyingo

Title: President

Contact Person: Chris Das

Daytime Phone Number: 608-827-5300

Email: fulfillment@bizfilings.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- ☐ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☐ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☐ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

P-Amendment – Revised June 2021

RECEIPT Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 RECEIPT INFORMATION BUSINESS FILINGS INCORPORATED 525 JUNCTION RD, STE 5000 MADISON, WI 53717 Receipt#: Receipt Date: Processed By: 004495128 08/28/2025 Abby Hubbard DO NOT PAY! This is not a bill. Total Unit Price Quantity Reference Description of Charges $60.00 $60.00 1 2025 - 006003964 Common Amendment - Profit Corporation - Domestic $60.00 TOTAL CHARGES PAID Description of Payment Reference Amount TOTAL PAYMENT $60.00 $60.00 Payment - Check/ Money Order 250134 In Reference To: MYX Inc. (2025 - 001620871); Amendment ID: 2025 - 006003964 PAD or Billing Questions? (307) 777 - 5343 SOSAdminServices@wyo.gov Page 1 of 1